Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 105 to the Registration Statement on Form N-1A of Fidelity Devonshire Trust: Fidelity Equity-Income Fund, Fidelity Real Estate Investment Portfolio, Fidelity Structured Large Cap Growth Fund, Fidelity Structured Large Cap Value Fund, Fidelity Structured Mid Cap Growth Fund, Fidelity Structured Mid Cap Value Fund, and Fidelity Utilities Fund of our reports dated March 8, 2002 on the financial statements and financial highlights included in the January 31, 2002 Annual Reports to Shareholders of the above referenced funds.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.

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____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
March 19, 2002